UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2019

Power Solutions International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35944	33-0963637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mittel Drive, Wood Dale, Illinois 60191

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (630) 350-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	—	—

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of William Buzogany as General Counsel and Vice President of Human Resources

On July 10, 2019, William Buzogany, General Counsel and Vice President of Human Resources of Power Solutions International, Inc. (the “Company”), provided notice that he is resigning from the Company, effective July 17, 2019, to allow him to pursue other interests. Mr. Buzogany’s decision to resign is not based upon any disagreement with the Company on any matter relating to the respective operations, policies, or practices of the Company.

In connection with Mr. Buzogany’s departure from the Company, the Company has entered into a consulting agreement and release with Mr. Buzogany (the “Consulting Agreement”), dated July 17, 2019. Pursuant to the Consulting Agreement, Mr. Buzogany agreed to release certain claims he may have against the Company and other released parties and will receive certain payments from the Company, including (i) a severance payment equal to $189,000, less applicable withholdings, in 12 equal monthly installments of $15,750; and (ii) if Mr. Buzogany timely elects COBRA health insurance continuation coverage, the Company will pay a proportional share of the premiums owed by Mr. Buzogany as if Mr. Buzogany were still employed by the Company for a period of 12 months. In addition, Mr. Buzogany agreed to provide certain consulting services to the Company until such time as either Mr. Buzogany or the Company terminates such Consulting Period (as defined in the Consulting Agreement) and will be compensated at a rate of $27,250 per month for his time. Mr. Buzogany will be paid severance in six equal monthly installments of $27,250 upon termination of the Consulting Period and will be compensated at an hourly rate of $250 thereafter for ongoing assistance with pending or future legal matters as requested by the Company.

The foregoing description is qualified by reference to the full text of the Consulting Agreement which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the third quarter of 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER SOLUTIONS INTERNATIONAL, INC.

By:	/s/ Charles F. Avery, Jr.
Charles F. Avery, Jr.
Chief Financial Officer

Dated: July 18, 2019